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Exhibit 10.27

CARDIONET, INC.

SUBSCRIPTION AGREEMENT

        THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of March 8, 2007, by and among CardioNet, Inc., a California corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers (the "Schedule of Purchasers") attached hereto as Exhibit A (which persons and entities are hereinafter referred to collectively as "Purchasers" and each individually as a "Purchaser").

RECITALS

        WHEREAS, the Company has authorized the sale and issuance of an aggregate of $114,883,000 worth of its Mandatorily Convertible Preferred Stock (the "Shares");

        WHEREAS, Purchasers desire to purchase, severally and not jointly, the Shares on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     AGREEMENT TO SELL AND PURCHASE.

1.1
Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares, and (b) the reservation for issuance of such shares of common stock of the Company (the "Common Stock") to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Restated Articles").

1.2
Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $1,000.00 per share.

2.     CLOSING, DELIVERY AND PAYMENT.

2.1
Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on the date hereof, at the offices of Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California 92121, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

2.2
Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, through the cancellation of debt of the Company issued to a Purchaser as set forth in Exhibit A, by delivery of other consideration acceptable to the Company or any combination of the foregoing.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, specifically identifying the subsection of this Section 3 to which each such exception relates, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement, and before the effectiveness of the proposed merger with PDSHeart, Inc., as set forth below:

3.1
Organization, Good Standing, Qualification; Restated Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement") (collectively, the "Related Agreements"), to issue and sell the Shares and to reserve and issue the Conversion Shares, and to carry out and perform its obligations under the terms of this Agreement, the Related Agreements and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business, properties, prospects or financial condition. Attached hereto as Exhibit B and Exhibit D, respectively, are copies of the Restated Articles and the Company's Amended and Restated Bylaws (the "Bylaws"). Said copies are true, correct and complete and contain all amendments as of the date hereof. The Restated Articles have been filed with the Secretary of State of the State of California.

3.2
Subsidiaries. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company is not a subsidiary of any corporation or entity.

3.3   Capitalization; Voting Rights.

  (a)
  The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 36,000,000 shares of Common Stock, without par value, 6,327,889 shares of which are issued and outstanding, and (ii) 19,000,000 shares of Preferred Stock, without par value, (A) 1,563,248 shares of which are designated Series A Preferred Stock, all of which are issued and outstanding, (B) 4,720,347 shares of which are designated Series B Preferred Stock, 4,707,847 of which are issued and outstanding, (C) 10,399,011 shares of which are designated Series C Preferred Stock, all of which are issued and outstanding, (D) 1,000,000 shares of which are designated Series D Preferred Stock, all of which are issued and outstanding, (E) 964,075 shares of which are designated Series D-1 Preferred Stock, none of which are issued and outstanding and (F) 114,883 shares of which are designated Mandatorily Convertible Preferred Stock, none of which are issued or outstanding.

  (b)
  Under the Company's 2003 Equity Incentive Plan (the "Plan"), which is the only stock option, stock purchase or similar equity incentive or benefit plan or agreement currently in effect with respect to the Company, (i) 2,428,769 shares have been issued pursuant to the exercise of outstanding options, (ii) options to purchase 1,573,137 shares have been granted and are currently outstanding, and (iii) stock awards covering 1,098,094 shares of Common Stock remain available for future grant under the Plan.

  (c)
  Other than (i) options to purchase up to an aggregate of 5,100,000 shares of Common Stock under the Plan (of which 1,098,094 shares of Common Stock remain available for future grant under the Plan), (ii) a warrant to purchase up to 12,500 shares of Series B Preferred Stock, (iii) warrants to purchase 964,075 shares of Series D-1 Preferred Stock issued to Guidant Investment Corporation/Boston Scientific and to the participants in certain bridge financing transactions in May and August 2006, and (iv) the conversion rights of the outstanding shares of preferred stock of the Company (the "Preferred Stock"), and except as may be granted pursuant to this Agreement and the Related Agreements, there are no options outstanding or reserved for issuance, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

  (d)
  All issued and outstanding shares of Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

  (e)
  The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be duly and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchasers, and will not be subject to any preemptive rights or other restrictions on transfer; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

  (f)
  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

3.4
Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance (or reservation for issuance) and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.8 of the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5
Financial Statements. The Company has made available to each Purchaser its audited balance sheet as at December 31, 2006 (the "Statement Date") and audited statements of income and cash flows for the twelve months ended on the Statement Date (collectively, the "Financial Statements"), copies of which are attached hereto as Exhibit E. The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to have a material adverse effect on the financial condition of the Company), and do not contain all footnotes required under generally accepted accounting principles.

3.6
Liabilities. The Company has no liabilities and, to the best of its knowledge, knows of no contingent liabilities not disclosed in the Financial Statements, which would have a material adverse effect on the financial condition or operating results of the Company, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not had, either in any individual case or in the aggregate, a material adverse effect on the financial condition or operating results of the Company.

3.7   Agreements; Action.

  (a)
  Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

  (b)
  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to or by, the Company in excess of $100,000 (other than obligations of, or payments to or by, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) borrowing of money, or (v) payment of broker's or finder's fees, or (vi) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business), or (vii) any other material contract or any contract that if breached would have a material adverse effect. All such items, regardless of their monetary amount, are set forth in the Schedule of Exceptions.

  (c)
  The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

  (d)
  For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.8
Obligations to Related Parties. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company's knowledge, key employees or shareholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.9
Changes. Since the Statement Date, there has not been:

(a)
Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(b)
Any resignation or termination of any officer, key employee or group of employees of the Company; and the Company does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

(c)
Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)
Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e)
Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)
Any direct or indirect loans made by the Company to or for the benefit of any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(g)
Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

  (h)
  Any declaration or payment of any dividend or other distribution of the assets of the Company, or any direct or indirect redemption, purchase or other acquisition of any capital stock by the Company;

  (i)
  Any labor organization activity related to the Company;

  (j)
  Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

  (k)
  Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

  (l)
  Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

  (m)
  Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company;

  (n)
  Any mortgage, pledge, transfer of a security interest in, or lien created by the Company with respect to any of its properties or assets; or

  (o)
  Any arrangement or commitment by the Company to do any of the acts described in subsections (a) through (n) above.

3.10
Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.11
Intellectual Property.
(a)
The Company owns or possesses sufficient legal rights to its patents and, to the best of its knowledge, all of its patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted (each such item, "Company Intellectual Property"), without any infringement of the rights of others. The Schedule of Exceptions contains a complete list of the Company's patents and pending patent applications. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. No order, holding or judgment has been rendered by any governmental or judicial authority that limits the Company's use of the Company Intellectual Property.

(b)
The Company has not received any communications alleging, nor does the Company have reason to believe, that the Company or any of its employees, agents, consultants or contractors has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

  (c)
  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise.

  (d)
  The Company is not aware that any of its employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to the Purchasers. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company and which are disclosed in the Schedule of Exceptions.

  (e)
  Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee, agent, consultant or contractor is now obligated.

  (f)
  The Company is not aware of any violation or infringement by a third party of any Company Intellectual Property.

3.12
Compliance with Other Instruments. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement, and the Related Agreements, and the issuance (or reservation for issuance) and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.13
Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, or, to the Company's knowledge, pending or threatened against any of its officers, directors, shareholders, employees or consultants (or, to the Company's knowledge, any basis therefor or threat thereof) before any court, arbiter or governmental agency. There is no action, suit, proceeding or investigation that questions the validity of this Agreement, the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.14
Taxes. The Company has timely filed all tax returns and reports (federal, state and local) as required by law, and such returns and reports are true and correct in all material respects (as of the date thereof). The Company has paid, or accrued on the Financial Statements for, all federal, state, county, local and foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) (each a "Tax" and collectively, "Taxes") due, except those contested in good faith, which are listed in the Schedule of Exceptions. The provision for Taxes of the Company as shown in the Financial Statements is adequate for Taxes due or accrued as of the date thereof. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against the Company, and there are no actions, suits, proceedings, investigations or claims now pending against the Company with respect to any Tax or assessment or any matters under discussion with any federal, state, local or foreign authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against the Company. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations. The Company has never been audited by governmental authorities. The Company has withheld or collected from each payment made by it to each of its employees the amount of all taxes, including but not limited to income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. The Company's net operating losses for federal income tax purposes are in the amount shown on its Financial Statements, and are not subject to any limitations imposed by Section 382 of the Code. The full amount of such net operating losses are available to offset the taxable income of the Company for the current taxable year, and, to the extent not so used, succeeding years. The execution of the transactions contemplated by this Agreement or by any other agreement or arrangement, understanding, or commitment (contingent or otherwise) to which the Company is a party or by which it is bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income. The Company has not made any material payments, is not obligated to make any material payments and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code. The Company is not a party to any tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), and (ii) does not have any liability for the Taxes of any entity (other than the Company) under Treasury Regulation § 1.502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

3.15 Employees.

  (a)
  The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

  (b)
  The Company does not maintain, and has not maintained in the last four years, any pension plan, profit sharing plan, deferred compensation plan, severance plan, stock option or stock bonus plans, savings plan, welfare plan, or other employee benefits or fringe benefits of any kind, written or oral, whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to or covering any employees of the Company. The Company has no liability to the Pension Benefit Guarantee Corporation, and has never sponsored or maintained for its employees, or participated in, any multi-employer pension plan within the meaning of Section 3(37) of ERISA. The Company does not have any "employee benefit plan" as defined in ERISA.

3.16
Registration Rights and Voting Rights. Except as required pursuant to the Registration Rights Agreement or the Amended and Restated Investor Rights Agreement dated as of March 18, 2004, as amended (the "Investor Rights Agreement"), the Company is presently not under any obligation, and has not granted any rights, to Register (as defined in Section 1.1 of the Investor Rights Agreement and/or the Registration Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as contemplated in the Voting Agreement and the Voting Agreement dated April 23, 2001 between Karl A. Kail, IV and James M. Sweeney, in part for the benefit of the Company, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.17
Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, qualifications, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that may be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.18
Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property now or previously owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

3.19
Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

        Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1
Requisite Power and Authority. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by laws relating to the availability of specific performance or injunctive relief and by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.8 of the Registration Rights Agreement may be limited by applicable laws.

4.2
Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

  (a)
  Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

  (b)
  Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

  (c)
  Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

  (d)
  Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

  (e)
  Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

  (f)
  Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

  (g)
  Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

4.3
Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Related Agreements.

5.     CONDITIONS TO CLOSING.

5.1
Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)
Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)
Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c)
Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

(d)
Filing of Restated Articles. The Restated Articles shall have been filed with the Secretary of State of the State of California and shall continue to be in full force and effect as of the Closing Date.

(e)
Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(f)
Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in subsections 5.1(a) and (c) have been satisfied.

(g)
Secretary's Certificate. The Purchasers shall have received from the Company's Secretary, a certificate having attached thereto (i) the Restated Articles as in effect at the time of the Closing, (ii) the Bylaws as in effect at the time of the Closing.

(h)
Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

(i)
Legal Opinion. Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

(j)
Amendment of Prior Agreements. The Amendment to Second Amended and Restated Investors Rights Agreement, Second Amended and Restated Voting Agreement and Second Amended and Restated Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit G shall have been executed and delivered by the parties thereto.

5.2
Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing, is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)
Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

  (b)
  Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

  (c)
  Filing of Restated Articles. The Restated Articles shall have been filed with the Secretary of State of the State of California.

  (d)
  Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers.

  (e)
  Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

6.     MISCELLANEOUS.

6.1
Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

6.2
Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

6.4
Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5
Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6   Amendment and Waiver.

  (a)
  This Agreement may be amended or modified only upon the written consent of the Company and holders of at least sixty-six and two-thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public). Any amendment or modification so effected shall be binding upon the Company, each of the parties hereto, and any assignee of such party.

  (b)
  The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public). Any waiver so effected shall be binding upon the Company, each of the parties hereto, and any assignee of such party.

6.7
Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Registration Rights Agreement or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Agreement, the Registration Rights Agreement, or the Restated Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Registration Rights Agreement, the Restated Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8
Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to each Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or such Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.9
Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.10
Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11
Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.13
Broker's Fees. With the exception fees to be paid by the Company to Citigroup and SunTrust Robinson Humphrey in connection with this offering, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

6.14
Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

6.15
Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

6.16
Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.17
California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

6.18
Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward Kronish LLP ("Cooley Godward"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the "Financing"), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward's representation of the Company in the Financing.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned hereby executes the SUBSCRIPTION AGREEMENT effective as of the date first set forth above.

Company:
CARDIONET, INC., a California Corporation
By:	/s/ JAMES M. SWEENEY James M. Sweeney Chief Executive Officer
Address:
1010 2nd Avenue, Suite 700 San Diego, CA 9201
Attn:	James M. Sweeney Chief Executive Officer

COUNTERPART SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the undersigned hereby executes the SUBSCRIPTION AGREEMENT and the REGISTRATION RIGHTS AGREEMENT with CARDIONET, INC., a California corporation (the "Company") effective as of the date first set forth above and hereby authorizes this signature page to be attached to a counterpart of such documents executed by a duly authorized officer of the Company.

Number of shares of Mandatorily Convertible Preferred Stock to be Purchased:
Name of Purchaser/Initial Investor (PLEASE TYPE OR PRINT)
U.S. Taxpayer ID No., if any:

By:
Name (print):
Title:
Address:

Please set out below your registration requirements. If Shares are to be registered in the name of more than one entity, provide the information requested below for each entity. (Please use multiple pages, one for each entity.)

Name in which Shares are to be registered:

Number of Shares to be purchased:

Address of registered holder (if different from above):

Contact name and telephone number regarding settlement and registration:

Name

Telephone Number

Certificate Delivery Instructions

Exact address Certificates are to be physically delivered to:

Contact at delivery address:

Phone:

SCHEDULE OF PURCHASERS

NAME AND ADDRESS	CASH INVESTMENT AMOUNT	PRINCIPAL AND ACCRUED INTEREST TO BE CONVERTED	AGGREGATE PURCHASE PRICE	SHARES OF MANDATORILY CONVERTIBLE PREFERRED STOCK TO BE ISSUED
Sanderling V Limited Partnership	—	$191,000	$191,000	191
Sanderling V Beteilingungs GmbH & Co KG	—	$170,000	$170,000	170
Sanderling V Biomedical Co-Investment Fund L.P.	—	$707,000	$707,000	707
Sanderling Venture Partners V Co-Investment Fund, L.P.	—	$1,165,000	$1,165,000	1,165
Sanderling Ventures Management V	—	$23,000	$23,000	23
Sanderling Venture Partners VI Co-Investment, L.P.	$4,749,000	—	$4,749,000	4,749
Sanderling VI Beteiligungs GmbH & Co KG	$92,000	—	$92,000	92
Sanderling VI Limited Partnership	$109,000	—	$109,000	109
Sanderling Ventures Management VI	$50,000	—	$50,000	50
Foundation Medical Partners L.P.	$500,000	$564,000	$1,064,000	1,064
H&Q Healthcare Investors	$590,000	$338,000	$928,000	928
H&Q Life Science Investors	$410,000	$225,000	$635,000	635
Peter J. Callahan Revocable Trust dated 2/28/02	—	$1,456,000	$1,456,000	1,456
Deutsche Bank AG	$15,000,000	—	$15,000,000	15,000
Stanfield Offshore Leveraged Assets, Ltd.	$15,000,000	—	$15,000,000	15,000
Tempo Master Fund LP	$10,000,000	—	$10,000,000	10,000
Ore Hill Hub Fund Ltd.	$10,000,000	—	$10,000,000	10,000
Basso Holdings Ltd.	$5,840,000	—	$5,840,000	5,840
Basso Fund Ltd.	$480,000	—	$480,000	480
Basso Multi-Strategy Holding Fund Ltd.	$1,680,000	—	$1,680,000	1,680
KBC Diversified Fund, A Segregated Portfolio of KBC AIM Master Fund SPC	$4,400,000	—	$4,400,000	4,400
KBC Convertibles MAC 28 Ltd.	$2,000,000	—	$2,000,000	2,000
Rhythm Fund, Ltd.	$1,600,000	—	$1,600,000	1,600
Linden Capital L.P.	$5,000,000	—	$5,000,000	5,000
Old Lane HMA Master Fund, LP	$845,000	—	$845,000	845
Old Lane US Master Fund, LP	$1,175,000	—	$1,175,000	1,175
Old Lane Cayman Master Fund, LP	$2,980,000	—	$2,980,000	2,980
UBS AG London Branch	$5,000,000	—	$5,000,000	5,000
Silver Oak Capital, L.L.C.	$4,000,000	—	$4,000,000	4,000
Argent Classic Convertible Arbitrage Fund Ltd.	$3,000,000	—	$3,000,000	3,000
Argent Classic Convertible Arbitrage Fund L.P.	$1,000,000	—	$1,000,000	1,000
SuttonBrook Capital Portfolio, L.P.	$4,000,000	—	$4,000,000	4,000
Whitebox Convertible Arbitrage Partners, LP	$4,000,000	—	$4,000,000	4,000
DRW Securities, LLC	$3,500,000	—	$3,500,000	3,500
Credit Suisse Securities (USA) LLC	$3,000,000	—	$3,000,000	3,000
Totals:	$110,000,000	$4,839,000	$114,839,000	114,839

A-1

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  Exhibit 10.27
CARDIONET, INC. SUBSCRIPTION AGREEMENT
RECITALS
AGREEMENT
COUNTERPART SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT
SCHEDULE OF PURCHASERS